Exhibit 10.2

BUSINESS DEVELOPMENT FEE AGREEMENT

This Business Development Fee Agreement (“Agreement”) dated July 31, 2012, is made By and Between Visualant, Inc., whose address is 500 Union Street, Suite 406, Seattle, WA  98101, ("Visualant, Inc."), AND Javelin LLC, whose address is 1080 West Ewing Place #A-7, Seattle, WA 98119 (“Company”).

1.

Consultation Services. Visualant, Inc. hereby employs the Company to perform the following services in accordance with the terms and conditions set forth in this agreement: The Company will introduce qualified joint venture partners and licensees to Visualant, Inc. for the purpose of developing or licensing the Visualant technology.  Company acknowledges that Visualant, Inc. may decline, at its sole discretion, to joint venture partners and or license agreements from potential partners/licensees introduced by Company for any reason without liability to Company.

2.

Terms of Agreement.  This Agreement will be for such time as Visualant, Inc. permits joint ventures or licenses.  Either party may cancel this agreement on thirty (30) days notice to the other party in writing, by certified mail or personal delivery.

3.

Entities To Be Introduced to Visualant, Inc. By Company.  Company shall be entitled to receive a success fee, as set forth in Paragraph 5 below, only for those potential partners or licensees that are listed on Exhibit A, attached hereto and by this reference incorporated herein, provided such potential partners or licensees become actual partners or licensees as set forth in Paragraph 5 below.

4.

Place Where Services Will Be Rendered. Company will perform most services in accordance with this Agreement at a location of Company’s discretion.  In addition Company will perform services on the telephone and at such other places as necessary to perform these services in accordance with this Agreement.

5.

Payment to Company.  Visualant, Inc. will pay Company a success fee equal to 10% of the amount of gross margin consideration received and accepted by Visualant, Inc. either for joint venture partnerships or for license fees solely from organizations listed on  Exhibit A that are originally introduced to the Company by Company’s representatives.  This fee shall be paid in the same consideration received by Visualant.

6.

Independent Contractor.  Both Visualant, Inc. and Company agree that Company will act as an independent contractor in the performance of its duties under this Agreement.  Accordingly, Company shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Company’s activities in accordance with this Agreement, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fee as required.

7.

Confidential Information. Company agrees that any information received by Company during any furtherance of Company’s obligations in accordance with this Agreement, including but not limited to any information which concerns the personal, financial or other affairs of Visualant, Inc., will be treated by Company in full confidence and will not be revealed to any other persons, firms or organizations, except as necessary to perform its duties under this Agreement. The Non-Disclosure Agreement currently existing between the parties shall remain in force and effect.

8.

Costs and Expenses.  Unless otherwise agreed to by Visualant, Inc., Company shall bear any and all costs or expenses it incurs in performing its obligation under this Agreement, including, but not limited to, travel expenses and telephone expenses.

9.	Assignment. This agreement shall be freely assignable to a Javelin LLC affiliate or new entity with the same ownership structure as Javelin LLC.

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10.

Governing Law.  This Agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Washington.  The parties herein agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in King County, State of Washington.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

11.

Severability: If any portion of this Agreement is found to be invalid or unenforceable, the parties agree that the remaining portions shall remain in effect. The parties further agree that in the event such invalid or unenforceable portion is an essential part of this Agreement, they will immediately begin negotiations for a replacement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Visualant, Inc. Corporation	Javelin LLC

By: /s/ Ron Erickson
Name: Ron Erickson	Name: /s/ Peter Purdy
Title: Chief Executive Officer	Title: Manager

By: /s/ Mathew Creedican
Name: Mathew Creedican
Title:Manager

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EXHIBIT A

ENTITIES TO BE INTRODUCED TO Visualant, Inc. BY COMPANY

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